UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2021

U.S. BANCORP

(Exact name of registrant as specified in its charter)

1-6880

(Commission File Number)

Delaware	41-0255900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices and zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	USB	New York Stock Exchange
Depositary Shares (each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrA	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrH	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series F Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrM	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrP	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series L Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrQ	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series M Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrR	New York Stock Exchange
0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024	USB/24B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Share Purchase Agreement

On September 21, 2021, U.S. Bancorp (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Mitsubishi UFJ Financial Group, Inc. (“Seller Holdco”) and MUFG Americas Holdings Corporation, a wholly owned subsidiary of Seller Holdco (“Seller” and together with Seller Holdco, “Sellers”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company will purchase from Seller (the “Acquisition”) all the issued and outstanding shares of common stock of MUFG Union Bank, N.A., a national banking association (“Union Bank”), for a purchase price of approximately $8.0 billion, consisting of $5.5 billion in cash, subject to certain customary adjustments, and 44,374,155 shares of common stock of the Company. The purchase price is based on the tangible book value of Union Bank at the closing of the Acquisition (the “Closing”) being equal to $6.25 billion.

The Company is not acquiring Union Bank’s Global Corporate & Investment Bank business, certain middle and back office functions, and certain other assets and liabilities (collectively, the “Excluded Assets and Liabilities”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, prior to the Closing, Union Bank will transfer the Excluded Assets and Liabilities to Sellers and their Affiliates.

After the Closing, at a time to be specified by the Company, the Company will merge Union Bank with and into U.S. Bank National Association, a wholly owned subsidiary of the Company (“U.S. Bank”), with U.S. Bank continuing as the surviving entity.

The completion of the Acquisition is subject to certain conditions, including, among others, (1) the receipt of required governmental approvals and/or the expiration of certain waiting periods, including approvals from the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation, the Japanese Financial Services Agency and the Financial Industry Regulatory Authority, (2) the absence of any injunction or other legal prohibition on the completion of the Acquisition, (3) the accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), (4) material compliance by the other party with its obligations under the Purchase Agreement, (5) the completion of the transfer of the Excluded Assets and Liabilities to Sellers and their Affiliates and (6) the payment of a special dividend by Union Bank to Seller resulting in the tangible book value of Union Bank at the Closing being no less than $6.25 billion and no more than $11.25 billion. Union Bank will seek OCC approval for a special dividend that results in the tangible book value of Union Bank at the Closing being $6.25 billion. If approval for the dividend is limited so that there is excess capital over $6.25 billion (“Excess Capital”), then the Company will deliver to Seller an amount equal to the Excess Capital by the fifth anniversary of the Closing in accordance with the terms of the Purchase Agreement. Union Bank is required to hold as of the Closing, cash and cash equivalents at least equal to the amount of any Excess Capital.

Under the Purchase Agreement, Sellers have agreed to take or refrain from taking certain actions, including, among others, (1) to cause Union Bank and its subsidiaries (other than certain excluded subsidiaries that will be transferred to Sellers prior to Closing), during the pre-closing period, to operate in the ordinary course of business and to not engage in certain types of transactions, with customary exceptions, including for response measures to the COVID-19 pandemic, (2) to use reasonable best efforts to obtain any necessary regulatory approvals, (3) subject to certain exceptions, for the two-year period following the Closing, to not (a) engage in any FDIC-insured branch-based or other retail banking, consumer lending or similar business, as currently conducted by Union Bank, in the United States (excluding any Japanese corporate business) or (b) solicit any customer of the commercial banking, real estate industries, business/small business banking, wealth management and consumer lending businesses, as currently conducted by Union Bank (excluding any private equity or Japanese corporate customers), and (4) subject to certain exceptions, to not solicit or hire (a) any employees of the commercial banking and real estate industries business lines of Union Bank who will remain employed as such immediately following the Closing for two years following the Closing or (b) any other Union Bank employee who will remain employed as such immediately following the Closing for one year following the Closing.

Under the Purchase Agreement, the Company has agreed to take or refrain from taking certain actions, including, among others, (1) to use reasonable best efforts to obtain any necessary regulatory approvals and (2) subject to certain exceptions, to not solicit or hire certain employees retained by Sellers for one year following the Closing. Under the Purchase Agreement, Sellers and the Company have agreed to provide to the other certain transition services after the Closing.

The Purchase Agreement contains customary representations and warranties of Sellers and the Company. The Purchase Agreement also contains certain indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters.

The Purchase Agreement contains certain termination rights for the Company and Sellers, as the case may be, applicable upon, among other events, (i) the Acquisition having not been completed on or prior to September 30, 2022 (subject to extension to December 31, 2022, in certain circumstances) (the “Outside Date”), or (ii) a breach by the other party that is not cured within 45 days’ notice of such breach or is not capable of being cured by the Outside Date, which breach would result in the failure of the conditions to the terminating party’s obligations to complete the transactions contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about the Company, Sellers or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties of each of the Company and Sellers made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. In addition, such representations and warranties may apply standards of materiality in a way that is different from what may be viewed as material by security holders of, or other investors in, the Company or Sellers. Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and Sellers and not necessarily for establishing matters as fact, and information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Security holders and investors are not third-party beneficiaries under the Purchase Agreement. Accordingly, you should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company and Sellers, or any of their respective subsidiaries or affiliates that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission, and you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Sellers, or any of their respective subsidiaries or affiliates.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

2.1	Share Purchase Agreement, dated as of September 21, 2021.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of the omitted schedules and similar attachments on a supplemental basis to the Securities and Exchange Commission or its staff, if requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By	/s/ James L. Chosy
James L. Chosy
Senior Executive Vice President and General Counsel

DATE: September 24, 2021